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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  October 20, 1997.


                          GENERAL BINDING CORPORATION
             (Exact name of registrant as specified in its charter)


    Delaware                           0-2604                   36-0887470
    --------                           ------                   ----------
(State or other juris-               (Commission            (IRS Employer
    diction of in-                   File Number)           Identification No.)
     corporation)


                 One GBC Plaza
                 Northbrook, Illinois                                60062
                 --------------------                                -----
         (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code (847) 272-3700


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                           Form 8-K Current Report
                        For the Month of October, 1997

Item 5.   Other Events.

         On October 20, 1997 the Registrant announced that it had entered into a definitive agreement to acquire all of the capital stock of Ibico AG, based in Zurich, Switzerland. The consideration to be paid by the Registrant was not disclosed, however, the Registrant expects that the purchase price will be dilutive to earnings in 1998 by 20-25 cents per share and accretive to earnings thereafter.

         Ibico expects worldwide revenues in 1997 of $110 million. Ibico manufactures, sources, and distributes binding machines and supplies, laminators and laminating films and calculators.

         Closing of the purchase is scheduled for January 9, 1998, unless extended pursuant to the terms of the agreement and is subject to the expiration or termination of any waiting periods under the Antitrust Improvements Act, as well as other conditions stated in the agreement.

Item 7.  Exhibits.

         1.      Press Release of October 20, 1997.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                  General Binding Corporation
                                                  ---------------------------
                                                          (Registrant)


Date: October 21, 1997                            /s/ Steven Rubin
                                                  ----------------------------
                                                  Steven Rubin,
                                                  Vice President, Secretary
                                                  and General Counsel